Exhibit 10.2

WRITTEN CONSENT IN LIEU OF
A SPECIAL MEETING OF THE COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS
OF UNITED DEFENSE INDUSTRIES, INC.

The undersigned, being the Compensation Committee of the Board of Directors of United Industries, Inc., a Delaware Corporation (the “Corporation”), in lieu of a special meeting, hereby consents in writing, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, to the adoption of the following resolutions as of the ______day of October, 2002:

Amendment No. 2 to the
United Defense Stock Option Plan

WHEREAS, by resolution date July 25, 1998, the Committee adopted the United Defense Stock Option Plan, and by resolution dated April 1, 2002 the Board of Directors adopted an amendment to such plan (as amended to date, the “Plan”);

WHEREAS, Section 5.3 of the Plan provides that an option may be exercised “solely by delivery [of certain enumerated items] to the Secretary [of the Corporation]...”;

WHEREAS, the Corporation desires to permit the delegation of certain ministerial functions associated with the regular administration of the Plan to other employees of the Corporation and/or to one or more third-party service providers; and

WHEREAS, pursuant to Section 7.3 of the Plan, the Committee is authorized to amend the Plan;

NOW, THEREFORE, BE IT RESOLVED, that Section 5.3 of the Plan be and hereby is amended to permit any options under the Plan to be exercised by delivery (including by electronic means) of the enumerated items to the Secretary of the Corporation (the “Secretary”) or the Secretary’s designee(s) by adding (i) “(including by electronic means, to the extent deemed appropriate by the Secretary)” after the word “delivery” in the introductory clause, and (ii) “(or any person(s) or entity(ies) designated by the Secretary)” after the word “Secretary” in the introductory clause;

RESOLVED FURTHER, that the Secretary may delegate to one or more employees of the Corporation and/or third-party service providers (i) the duty and responsibility to track the number of shares available for issuance and exercise under the Plan, (ii) the authority to process notices of exercise submitted by optionees, and (iii) the authority to provide periodic reports and other routine administrative services to assist in the efficient and regular implementation of options and/or shares of the Corporation’s stock authorized from time to time by the Committee or the Board of Directors;

RESOLVED FURTHER, that the President and Chief Executive Officer, the Vice President and Chief Financial Officer, and the Vice President, General Counsel, and Secretary (collectively, the “Authorized Officers”) of the Corporation be, and each of them hereby is, authorized and empowered (acting in the name and on behalf of the Corporation) to execute, deliver, and perform all such documents, instruments, and certificates and take such further actions as may be necessary, appropriate, advisable, or desirable to effectuate any or all of the foregoing resolutions, and any and all actions heretofore or hereafter taken by any such Authorized Officer) in furtherance of the objectives set forth in this resolution and all transactions related thereto, are hereby authorized, approved, ratified, and confirmed in all respects.

     The undersigned, being the Compensation Committee of the Board of Directors of the Corporation, do hereby consent to the foregoing actions as of the date first above written.

Peter J. Clare

Gen. J.H. Binford Peay, III
(USA Ret.)

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